UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2004

OXIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-8092	94-1620407
(Commission File Number)	(I.R.S. employer identification No.)

6040 N. Cutter Circle, Suite 317

Portland, OR 97217-3935

(Address of Principal Executive Office, Including Zip Code)

(503) 283-3911

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Item 1.01.	Entry into a Material Definitive Agreement.

On December 30, 2004, OXIS International, Inc. (the “Company”) entered into definitive agreements relating to the private placement of $6.5 million of its securities through the sale of 12,264,158 shares of its common stock at $0.53 per share. The Purchasers in the private placement were as follows:

Bristol Investment Fund, Ltd

Cranshire Capital, L.P.

Crescent International Ltd.

Lindsey A. Rosenwald

Nite Capital LP

Omicron Master Trust

Portside Growth and Opportunity Fund

R&R Biotech Partners, LLC

SF Capital Partners Ltd.

Silverback Life Sciences Master Fund Ltd

Silverback Master Limited

Smithfield Fiduciary LLC

TCMP3 Partners

Vintage Filings LLC

Xmark Opportunity Fund, Ltd.

Xmark Fund, L.P.

Xmark Fund, Ltd.

Xmark Opportunity Fund, L.P.

The private placement also involves the acquisition by the Purchasers of five-year warrants to purchase an additional 12,264,158 shares of the common stock of the Company, 50% at an exercise price of $0.66 per share and 50% at an exercise price of $1.00 per share. The forms of definitive agreements for the private placement are furnished as exhibits to this Report. The Company is required under the agreements to file a registration statement with the Securities and Exchange Commission (the “SEC”) for the resale of common stock within 60 days.

On December 31, 2004, the Company issued a press release, a copy of which is furnished as an exhibit to this Report, announcing the entry into the definitive agreements referenced above.

Upon the closing of the private placement, for services rendered as the placement agent for the transaction, the Company will pay to Rodman & Renshaw, LLC $325,000 in cash and will issue to Rodman & Renshaw, LLC a warrant to purchase 306,604 shares of Common Stock of the Company at an exercise price of $0.66 per share and a warrant to purchase 306,604 shares of Common Stock of the Company at an exercise price of $1.00 per share. The form for such warrants will be the same form used for the Purchasers, and furnished with this Report as an exhibit. The Company will also pay up to $15,000 in expenses Rodman & Renshaw, LLC has incurred in connection with the transaction.

Also on December 30, 2004, the Company received notices from the holders of promissory notes issued by the Company on January 14, 2004 (the “Note Holders”), representing $570,000 in aggregate debt of the Company, electing under the terms of such promissory notes to convert such debt into an aggregate of 1,425,000 shares of Common Stock of the Company. To induce the Note Holders to elect to convert such debt and not demand repayment of such debt in cash, the Company agreed to issue to the Note Holders warrants exercisable for a period of five years for the purchase of up to an aggregate of 712,500 shares of the common stock of the Company at an exercise price of $1.00 per share.

Item 3.02.	Unregistered Sales of Securities.

See disclosure under Item 1.01 of this Report.

The private placement of the securities referenced under Item 1.01 of this Report is exempt from registration under the Securities Exchange Act of 1933, as amended (the “Act”), pursuant to Section 4(2) thereof, and Rule 506 promulgated by the SEC under the Act.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1	Form of Securities Purchase Agreement, entered into by the Company on December 30, 2004.

99.2	Form of Registration Rights Agreement, entered into by the Company on December 30, 2004.

99.3	Form of Common Stock Purchase Warrant, to be delivered to Purchasers under the Securities Purchase Agreement.

99.4	Press Release, dated December 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXIS INTERNATIONAL, INC. (Registrant)

Date: January 3, 2005	By:	/s/ S. Colin Neill
S. Colin Neill Secretary

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